EXHIBIT 99.1

Arbinet Announces First Quarter 2007 Financial Results

NEW BRUNSWICK, N.J., May 8, 2007—Arbinet-thexchange, Inc. (Nasdaq: ARBX) reported financial results for its first quarter ended March 31, 2007.

First quarter 2007 fee revenues were $12.7 million, an increase of 8% from $11.7 million in the same quarter 2006. A total of 3.62 billion minutes were bought and sold on Arbinet’s exchange in the first quarter 2007, up 22% from 2.97 billion minutes in the first quarter 2006. Arbinet completed 441.7 million calls during the first quarter 2007, compared to 346.1 million for the same period of 2006, representing an increase of 28%. The average call duration on Arbinet’s exchange for the first quarter 2007 was 4.10 minutes per call compared to 4.29 minutes per call in the first quarter 2006.

First quarter 2007 net loss was $1.9 million or a loss of $0.07 per share, compared to net income of $1.2 million or $0.05 per diluted share in the first quarter 2006. Current year operating results reflect a charge of $1.2 million related to litigation matters and a year-over-year increase in professional fees of $1.1 million, including costs related to the evaluation of strategic alternatives by a Special Committee of the Company’s Board of Directors. The current year results also include approximately $0.8 million of costs to support its digital media initiatives, including expenses related to Broad Street Digital Limited (f/k/a Flowphonics Limited), which was acquired in December 2006.

Curt Hockemeier, President and Chief Executive Officer of Arbinet, commented, “During the quarter, we continued to execute on the growth initiatives we implemented last year. As with any new product or service offering, each can take a different adoption ramp and each can meet with a different level of success. On a positive note, a record number of calls were transacted on our exchange in part due to our Dynamic Routing initiative. Our associate member program remains active, and we ended the quarter with 808 members, including 115 added in the first quarter alone. We also added 30 companies and almost 170 million telephone customers to our PeeringSolutionsSM service, and ended the quarter with a total of 269 million customers in 78 participating companies. Despite these positive developments, results were again impacted by non-recurring costs, including litigation matters and other professional fees, in the quarter.”

“We continue to leverage our core competencies and intellectual property to expand our service offerings in the digital media space. In February, we were selected by the American Association of Advertising Agencies to build and implement the ebiz for media Registry, an industry-wide cross-media electronic trading directory that will facilitate electronic business transactions and communications between media traffic/sales systems and media buying systems. The Registry will support the shift in the media transaction lifecycle from today’s manual and time-consuming paper process to a streamlined, efficient electronic model.”

“We remain focused on adding productive Members, increasing liquidity and launching products that will add even more value to our exchange. We are optimistic about the remainder of 2007 and feel confident that we have built the organization needed to achieve our goals,” concluded Mr. Hockemeier.

Quarterly Conference Call

Arbinet will host a conference call to discuss its first quarter 2007 results, among other matters, at 5:00 p.m. EDT today. The dial-in number for the live audio call is (201) 689-8562. A live webcast of the conference call can be accessed through the Company’s Investor Relations web site at http://www.arbinet.com. In addition, a replay of the call will be available from 8:00 p.m. on Tuesday, May 8, 2007 through 11:59 PM ET on Tuesday, May 22, 2007 at http://www.arbinet.com and by telephone at (201) 612-7415. The account number to access the replay is 3055 and the conference ID is 240721.

About Arbinet

Arbinet solutions simplify the exchange of digital communications in a converging world. These include exchanges, a transaction management platform and managed services, which streamline performance and improve profitability for Members.

Arbinet’s 900 voice and data Members, including the world’s 10 largest international carriers, use Arbinet’s Internet based electronic platforms to buy, sell, deliver and settle transactions valued at about $500 million in 2006. These Members include fixed, mobile and VoIP carriers, ISPs and content providers from more than 60 countries who exchange voice, data, content and value added services.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements about the Company’s strategic and business plans. Various important risks and uncertainties may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including, without limitation: the effects and outcomes of the Company’s exploration of strategic alternatives; the ability of the Company to integrate its acquisition of Broad Street Digital Limited (f/k/a Flowphonics Ltd.); whether any of the strategic alternatives will result in enhanced shareholder value; members (in particular, significant trading members) not trading on our exchange or utilizing our new and additional services (including Data on thexchange, DirectAxcessSM, PrivateExchangeSM, AssuredAxcessSM, and PeeringSolutionsSM); continued volatility in the volume and mix of trading activity (including the average call duration and the mix of geographic markets traded); our uncertain and long member enrollment cycle; the failure to manage our credit risk; failure to manage our growth; pricing pressure; investment in our management team and investments in our personnel; system failures, human error and security breaches which could cause the Company to lose members and expose it to liability; and the Company’s ability to obtain and enforce patent protection for our methods and technologies. For a further list and description of the risks and uncertainties the Company faces, please refer to the Company’s Amendment No. 1 to its Annual Report on Form 10-K/A and other filings, which have been filed with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements; whether as a result of new information, future events or otherwise and such statements are current only as of the date they are made.

Contacts:

Jack Wynne Arbinet 1.732.509.9230 jwynne@arbinet.com	David Pasquale or Denise Roche The Ruth Group 1.646.536.7006 / 1.646-536-7008 dpasquale@theruthgroup.com / droche@theruthgroup.com

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2006	2007
Trading revenues	$117,611,335	$129,519,767
Fee revenues	11,730,102	12,686,545

Total revenues	129,341,437	142,206,312
Cost of trading revenues	117,574,338	129,560,804

	11,767,099	12,645,508
Costs and expenses
Operations and development	3,770,205	4,528,013
Sales and marketing	1,838,324	2,277,706
General and administrative	3,636,644	5,071,056
Depreciation and amortization	1,837,418	2,126,801
Reserve for Litigation	—	1,150,000

Total costs and expenses	11,082,591	15,153,576

Income (loss) from operations	684,508	(2,508,068)

Interest income (expense), net	647,741	761,211

Other income (expense), net	(86,621)	(43,620)

Income (loss) before income taxes	1,245,628	(1,790,477)
Provision for income taxes	12,083	85,726

Net income (loss)	$1,233,545	$(1,876,203)

Earnings (loss) per share:
Basic	$0.05	$(0.07)

Diluted	$0.05	$(0.07)

Weighted average number of common shares
Basic	24,805,374	25,430,319
Diluted	25,747,904	25,430,319

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31, 2006	As of March 31, 2007
Assets
Current Assets:
Cash and cash equivalents	$32,986,297	$31,130,379
Marketable securities	30,050,675	25,361,195
Trade accounts receivable, net	34,809,187	33,765,968
Other current assets	1,966,324	3,172,087

Total current assets	99,812,483	93,429,629
Property and equipment, net	23,827,804	23,833,661
Other long-term assets	8,881,690	8,847,031

Total Assets	$132,521,977	$126,110,321

Liabilities & Stockholders’ Equity
Current Liabilities:
Short-term debt obligations	$8,747,863	$5,722,618
Accounts payable	19,944,782	17,229,421
Deferred revenue	3,219,914	3,054,187
Accrued expenses and other current liabilities	10,418,757	12,131,943

Total current liabilities	42,331,316	38,138,169

Other long-term liabilities	3,259,799	3,141,682

Total Liabilities	45,591,115	41,279,851

Stockholders’ Equity	86,930,862	84,830,470

Total Liabilities & Stockholders’ Equity	$132,521,977	$126,110,321

ARBINET - THEXCHANGE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,233,545	$(1,876,203)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,837,418	2,126,801
Stock-based compensation expense	383,331	456,684
Foreign currency exchange (gain) loss	(85,650)	(58,467)
Changes in operating assets and liabilities:
Trade accounts receivable, net	3,730,061	965,178
Other assets	(1,097,478)	(1,203,693)
Accounts payable	(933,438)	(2,716,197)
Deferred revenue, accrued expenses and other current liabilities	(1,350,775)	882,740
Other long-term liabilities	(179,132)	(149,303)

Net cash provided by (used in) operating activities	3,537,882	(1,572,460)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(822,203)	(1,952,289)
Purchases of marketable securities	(12,011,929)	(11,261,381)
Proceeds from sales and maturities of marketable securities	11,850,000	15,950,000

Net cash (used in) provided by investing activities	(984,132)	2,736,330

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of indebtedness, net	(199,998)	(89,734)
Payments to Silicon Valley Bank	(1,113,738)	(2,944,989)
Issuance of common stock, net of costs	27,131	5,938
Net payments on obligations under capital leases	(57,014)	(4,543)

Net cash used in financing activities	(1,343,619)	(3,033,328)

Effect of foreign exchange rate changes on cash	31,576	13,540
Net increase (decrease) in cash and cash equivalents	1,241,707	(1,855,918)
Cash and cash equivalents, beginning of period	40,364,777	32,986,297

Cash and cash equivalents, end of period	$41,606,484	$31,130,379